Exhibit 99.1

Local Corporation Reports First Quarter 2015 Financial Results

IRVINE, Calif., May 15, 2015 — Local Corporation (NASDAQ: LOCM), a local search and advertising technology company, reported the financial results for its first quarter ended Mar. 31, 2015.

“As we move forward in 2015, we are focused on execution,” said Local Corporation chairman and CEO Fred Thiel. “In the first quarter, our revenue per thousand visitors held strong at $186; however, our overall financial results were negatively impacted by several challenges that carried over from the fourth quarter of 2014. We continued to address these issues and to rebuild our traffic, but we have not progressed as quickly as we had hoped.

“Nonetheless, we have made operational progress and recently signed important agreements across each line of business. Most notably, a major monetization partner renewed our ad agreement for another three years. In addition, we secured relationships with additional mobile search channel partners, expanding our distribution and entering the Asia-Pacific market.

“We also launched programmatic initiatives in partnership with Rocket Fuel. With the programmatic infrastructure in place, we began running campaigns for our advertisers to further monetize our local search traffic. Based on early successes, we are beginning to shift existing Network advertiser and publisher relationships to programmatic exchanges. We believe this transition establishes another platform for future growth and operational efficiency.

“We believe our overall product offerings and technology assets are robust and valuable, but recognize the path to growth may be longer than we would like. In light of recent interest, we have engaged an investment banking advisor to explore strategic alternatives that have the potential to generate increased value for our shareholders.”

Recent Highlights

•	Renewed an ad partnership with a major monetization partner.

•	Signed multiple carriers for nQuery mobile search and added more international reseller partners. The company now has reseller relationships in North and South America, Europe and the Asia- Pacific region.

•	Launched programmatic advertiser campaigns and plans to syndicate first party search data through a partnership with Rocket Fuel.

•	Deployed nTegrity traffic quality tool to quickly vet traffic sources, enabling improvement in the quality of the Network feed business.

•	Improved audience engagement with category pages driving more than 10% of Owned & Operated (O&O) traffic.

•	Refinanced the convertible debt and extended the maturity date.

First Quarter Results: Mar. 31, 2015 compared to Dec. 31, 2014

First quarter 2015 total revenue was $13.1 million. Network revenue was $4.8 million, compared to $7.8 million in the fourth quarter of 2014, due to softer performance of the feed business as a result of increased traffic quality filtering and a related decrease in overall traffic. O&O revenue was $8.3 million, compared to $8.5 million in the fourth quarter of 2014, indicating this line of business has begun to stabilize as the company addressed the fourth quarter changes in traffic sources and editorial requests from ad partners. At this revenue level, gross margin was 12%, net loss was $4.6 million and Adjusted EBITDA* loss was $2.2 million.

*	Adjusted EBITDA is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on derivatives’ revaluation; net income (loss) from discontinued operations; and severance charges. See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

Ken Cragun, Local Corporation CFO, stated, “While we made operational strides related to mobile search and programmatic media buying, we now believe it will take longer than originally anticipated to drive revenue growth from these new initiatives. We are focused on expanding our margin and improving the bottom line, and we lowered expenses again during the quarter.”

Cash Balance

At Mar. 31, 2015, the company had cash of $2.3 million, compared to $2.4 million at Dec. 31, 2014. The net cash used for operations was $1.8 million in the first quarter. In April 2015, the company engaged Siemer & Associates to help accelerate and explore strategic alternatives to have the ability to achieve its strategic objectives and improve shareholder value.

On Mar. 9, 2015, the company entered into a Securities Purchase Agreement relating to the sale and issuance of $9.3 million of Senior Convertible Notes that extended its maturity dates. After repayment the 2013 convertible notes of $6 million, including $1 million pre-payment premium and expenses, the net proceeds to the company were approximately $3 million. Also in March 2015, the company entered into a new $10 million secured accounts receivable financing agreement that matures in April 2016, replacing its existing credit facility with Square 1 Bank.

2015 Financial Guidance

In light of a number of factors, including the exploration of strategic alternatives and the revenue growth taking longer than expected, the company has withdrawn its guidance provided on February 27, 2015.

First Quarter 2015 Metric Review

First quarter 2015 unique visitors were 59 million, compared to 59 million in the fourth quarter of 2014. During the first quarter of 2015, the average unique visitors per month for nQuery Mobile Search reached 3 million, representing approximately 400,000 daily search queries.

O&O properties, primarily driven by the company’s flagship site, Local.com, delivered revenue per thousand visitors of $186, stable compared to $186 in the fourth quarter of 2014.

First Quarter 2015 Conference Call Information

Chairman and CEO Fred Thiel and CFO Ken Cragun will host a conference call and simultaneous webcast to discuss these results:

Date:	Friday, May 15, 2015
Time:	8:00 a.m. PT (11:00 a.m. ET)
Listen via the internet:	Local Corporation website at: http://ir.local.com
Access webcast replay:	Available for at least 90 days on the company’s website
Participate via phone:	1-855-235-8301 or 1-315-625-6982, passcode # 23678071
Access phone replay:	1-855-859-2056 or 1-404-537-3406, passcode # 23678071, for up to 24 hours starting at 8 p.m. ET the day of the call

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading local search and advertising technology company that aggregates and curates the most relevant and rich personalized content and presents it to millions of consumers wherever and however they search for information, while providing significant reach and value to the company’s advertisers and partners. For more information, visit: http://www.localcorporation.com or visit the company’s flagship site: http://www.local.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘project,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to continue to fund our current operations, our ability to raise additional capital to operate our business as needed and on terms that are acceptable to us, if at all, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to purchase advertising from third parties to drive users to our sites and consumers to the sites of our advertisers, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies and our Krillion local shopping technologies, our ability to maintain and grow the number of Network partner sites and the aggregate levels of user traffic from such Network partner sites while also maintaining the quality level of such traffic, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to adapt to policy and technological changes promulgated by our advertising partners and traffic acquisition partners, if at all, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, the possibility of impairment of assets associated with the businesses we have acquired, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, our ability to successfully assert our intellectual property rights, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted EBITDA” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on derivatives’ revaluation; net income (loss) from discontinued operations; and severance charges. Adjusted EBITDA, as defined above, is not a measurement under GAAP. Adjusted EBITDA is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted EBITDA is set forth at the end of this press release.

Management believes that Adjusted EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, net income (loss) from discontinued operations, derivatives’ revaluation charges and severance charges which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted EBITDA in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted EBITDA is that it excludes items that often have a material effect on the company’s net income (loss) and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted EBITDA in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted EBITDA provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income (loss) or earnings (loss) per share.

Investor Relations Contact:	Media Relations Contact:
Kirsten Chapman	Cameron Triebwasser
LHA	Local Corporation
415-433-3777	949-789-5223
local@lhai.com	ctriebwasser@local.com

LOCAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$2,288	$2,438
Accounts receivable, net of allowances of $589 and $508, respectively	7,400	8,426
Prepaid expenses and other current assets	952	449

Total current assets	10,640	11,313

Property and equipment, net	5,196	5,650
Goodwill	19,281	19,281
Intangible assets, net	1,643	1,752
Long-term receivable, net of allowances of $3,431 and $3,431, respectively	—	—
Deposits	64	72

Total assets	$36,824	$38,068

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,006	$9,669
Accrued compensation	814	940
Deferred rent	63	116
Other accrued liabilities	1,044	1,474
Short-term portion of senior secured convertible notes	2,433	—
Revolving line of credit	3,184	4,883
Deferred revenue	142	109

Total current liabilities	18,686	17,191

Senior secured convertible notes, net of discount of $3,832 and $383 respectively	4,754	4,630
Warrant liability	1,752	156
Deferred income taxes	480	480

Total liabilities	25,672	22,457

Stockholders’ equity (deficit):
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; issued and outstanding 23,306 and 23,294 at March 31, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	125,197	125,076
Accumulated deficit	(114,045)	(109,465)

Stockholders’ equity	11,152	15,611

Total liabilities and stockholders’ equity	$36,824	$38,068

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$13,087	$26,180

Operating Expenses:
Cost of revenues	11,563	20,405
Sales and marketing	1,687	2,350
General and administrative	1,998	3,318
Research and development	1,257	1,559
Amortization of intangibles	114	225

Total operating expenses	16,619	27,857

Operating loss	(3,532)	(1,677)
Interest and other income (expense), net	(3,616)	(543)
Change in fair value of derivative liabilities	2,568	(334)

Loss before income taxes	(4,580)	(2,554)
Provision for income taxes	—	274

Net loss	$(4,580)	$(2,828)

Per share data:

Basic net loss per share	$(0.20)	$(0.12)

Diluted net loss per share	$(0.20)	$(0.12)

Basic weighted average shares outstanding	23,305	23,225
Diluted weighted average shares outstanding	23,305	23,225

LOCAL CORPORATION

Supplemental Consolidated Statements of Operations Information

Revenue Breakdown

(in thousands)

(Unaudited)

	For the three months ended March 31,		For the three months ended December 31,
	2015	2014	2014
Owned & Operated	$8,279	$11,418	$8,446
Network	4,808	14,762	7,839

Revenue	$13,087	$26,180	$16,285

LOCAL CORPORATION

Supplemental Consolidated Statements of Operations Information

Stock-based Compensation Expense *

(in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2015	2014
Cost of revenues	$9	$12
Sales and marketing	12	29
General and administrative	87	195
Research and development	17	17

Total stock-based compensation expense	$125	$253

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(4,580)	$(2,828)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,041	1,104
Provision for doubtful accounts	115	150
Stock-based compensation expense	125	253
Change in fair value of derivative liabilities	(2,568)	334
Non-cash interest expense	2,403	257
Deferred income taxes	—	274
Changes in operating assets and liabilities:
Accounts receivable	911	(1,071)
Prepaid expenses and other	(16)	256
Other non-current assets	8	—
Accounts payable and accrued liabilities	728	551
Deferred revenue	33	(7)

Net cash used in operating activities	(1,800)	(727)

Cash flows from investing activities:
Capital expenditures	(478)	(940)

Net cash used in investing activities	(478)	(940)

Cash flows from financing activities:
Repayment of senior secured convertible notes	(5,000)	—
Proceeds from the issuance of senior secured convertible notes and warrants	9,318	—
Proceeds from (payments of) revolving credit facility, net	(1,699)	2,225
Payment of term loan	—	(1,875)
Payment of financing related costs	(491)	(41)

Net cash provided by financing activities	2,128	309

Net decrease in cash	(150)	(1,358)
Cash, beginning of period	2,438	5,069

Cash, end of period	$2,288	$3,711

Supplemental cash flow information:
Interest paid	$140	$202

Income taxes paid	$—

Non-cash financing activities:
Debt discount recorded in connection with the issuance of senior secured convertible notes	$3,893	$—

LOCAL CORPORATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in thousands, except per share amounts)

(Unaudited)

	3 Months ended March 31, 2015	3 Months ended March 31, 2014	3 Months ended December 31, 2014
Net loss	$(4,580)	$(2,828)	$(35)
Plus interest and other income (expense), net	3,616	543	537
Plus provision for income taxes	—	274	32
Plus amortization of intangibles	114	225	119
Plus depreciation	926	879	957
Plus stock-based compensation	125	253	133
Less revaluation of derivatives	(2,568)	334	(1,030)
Plus net (income) loss from discontinued operations	—	—	(710)
Plus severance charges	149	1,032	235

Adjusted EBITDA	$(2,218)	$712	$238

Diluted Adjusted EBITDA per share	$(0.10)	$0.03	$0.01

Diluted weighted average shares	23,305	23,254	23,308

LOCAL CORPORATION

OPERATING HIGHLIGHTS

Monthly Unique Visitors (MUVs, millions)	For the three months ended March 31,		For the three months ended December 31,
	2015	2014	2014
Overall traffic	59	72	59
Organic traffic	20	17	18
Mobile traffic	23	23	21
Revenue per thousand visitors (RKV)	$186	$189	$186